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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Penn National Gaming, Inc. on Form S-4 of our report dated February 21, 2003 on the consolidated balance sheets of Hollywood Casino Corporation and subsidiaries as of December 31, 2003 and 2001, and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for each of the three years in the period ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 6, 2004

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  Exhibit 23.2
  INDEPENDENT AUDITORS' CONSENT